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                                                                    EXHIBIT 23.8


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
[NSAI LOGO] NETHERLAND, SEWELL                               CHAIRMAN EMERITUS                  EXECUTIVE COMMITTEE
            & ASSOCIATES, INC.                          CLARENCE M. NETHERLAND             G. LANCE BINDER - DALLAS
WORLDWIDE PETROLEUM CONSULTANTS                                                          DANNY D. SIMMONS - HOUSTON
ENGINEERING - GEOLOGY - GEOPHYSICS - PETROPHYSICS               CHAIRMAN & CEO
                                                            FREDERIC D. SEWELL              F. SCOTT FROST - DALLAS
                                                                                            DAN PAUL SMITH - DALLAS
                                                               PRESIDENT & COO          JOSEPH J. SPELLMAN - DALLAS
                                                         C.H. (SCOTT) REES III          THOMAS J. TELLA II - DALLAS
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                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.



    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (Registration Statement No. 333-76880) included in Calpine Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2003 regarding Calpine Corporation's estimated domestic proved reserves and to the references to this firm included in such Annual Report.

                                          NETHERLAND, SEWELL & ASSOCIATES, INC.

                                          By: /s/ Danny D. Simmons
                                              ---------------------------------
                                              Danny D. Simmons
                                              Executive Vice President


      Houston, Texas
      September 22, 2004

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